Exhibit 10.1

Execution Version

AMENDMENT NO. 3

TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective November 15, 2022 between Mullen Automotive Inc., a Delaware corporation (the “Company”), and the Buyers listed on the signatures pages hereto (collectively, the “Buyers” and each, a “Buyer”).Capitalized terms not defined herein shall have the same meaning as set forth in the Securities Purchase Agreement (as defined below).

RECITALS:

A.           The Company and the Buyers entered into the Securities Purchase Agreement dated as of June 7, 2022 (as amended, the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Buyers shall purchase, solely upon the Company’s request, on the Purchase Date the Commitment Amount of shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and Warrants.

B.            The Company and the Buyers desire to amend the Securities Purchase Agreement to provide that upon the Company may settle such purchase under the Securities Purchase Agreement by delivering, in lieu of shares of Series D Preferred Stock, a convertible note in the form attached hereto as Exhibit F, provided that the Purchase Amount paid by such Buyer is settled either as shares of Series D Preferred Stock or as such note in such amounts as deemed appropriate by the Company in its sole discretion.

NOW, THEREFORE, for due and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       The Securities Purchase Agreement shall be amended to include a new Section 1(b) (and renumber the current Section 1(a) and Section 1(b) and so forth), which shall read as follows:

Second Purchase. Subject to the satisfaction (or waiver) of the terms and conditions set forth herein, the Company shall issue and sell to the Buyers, and Buyers shall purchase from the Company, that number of Securities with an aggregate Purchase Price equal to One Hundred and Fifty Million Dollars ($150,000,000) (the “Second Purchase Amount”), and in the amounts for each Buyer set forth on Exhibit E, provided, however, that in lieu of delivering to Buyer the number of Purchase Shares and Warrants to which such Buyer is entitled, the Company shall deliver to the Buyer a convertible note in the form attached hereto as Exhibit F (a “Note”) such that the principal amount of the Note is equal to the Purchase Amount paid by such Buyer (the “Second Purchase”). The Second Purchase Amount shall be paid and the issuance of the Note pursuant to the Second Purchase shall occur (the “Second Closing”) on November 15, 2022 (the “Second Closing Date”).

2.       Section 1(c) of the Securities Purchase Agreement (formerly Section 1(b)) shall be amended and restated as follows:

Delivery of Purchase Notice; Purchase of Securities. Subject to the satisfaction (or waiver) of the terms and conditions set forth herein, on the Purchase Date (provided that if the Purchase Date is not a Trading Day, then the immediately following Trading Day shall be the Purchase Date) the Company may, in its sole discretion, deliver a Purchase Notice to the Buyers pursuant to which the Company shall issue and sell to the Buyers, and Buyers shall purchase from the Company, that number of Securities with an aggregate Purchase Price equal to the Commitment Amount less the Initial Purchase Amount actually paid and less the Second Purchase Amount actually paid, and in the amounts for each Buyer as set forth on the Purchase Notice (the “Purchase”). The Purchase Notice shall be in the form attached hereto as Exhibit B and incorporated herein by reference (the “Purchase Notice”). The Purchase Price set forth in the Purchase Notice shall be the Market Price, subject to a floor price of $0.10 per share, which floor price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions pursuant to Section 10(l) herein. For no additional consideration, for every Purchase Share purchased by a Buyer in the Purchase, such Buyer shall receive Warrants exercisable for 185% of shares of Common Stock at an exercise price equal to the Market Price, subject to a floor price of $0.10 per share, which floor price, for the avoidance of doubt, shall not be adjusted for stock dividends, subdivisions, or combinations.

3.       The Securities Purchase Agreement shall be amended to include a new Section 3(jj), which shall read as follows:

(jj) “Mirror” Preferred Stock. The Series AA Preferred Stock, par value of $0.001 per share (the “Series AA Preferred Stock”), was issued on November 14, 2022. The outstanding shares of Series AA Preferred Stock have been validly issued, are fully paid and non-assessable and their issuance was in full compliance with the Delaware General Corporation Law and Nasdaq Listing Rules. All shares of Series AA Preferred Stock shall be voted at the meeting of stockholders of the Company held for the purpose of obtaining stockholder approval of the matters specified in the Certificate of Designation of Preferences, Rights and Limitations of the Series AA Preferred Stock (the “Specific Matters”), and, if a majority of the shares of Series AA Preferred Stock are voted by the holders thereof at a duly called meeting of the stockholders of the Company in favor of the Specific Matters, the Specific Matters shall be deemed approved by the stockholders of the Company under the applicable provisions of the Delaware General Corporation Law and the Nasdaq Listing Rules.

4.       The Securities Purchase Agreement shall be further amended to include a new Section 3(kk), which shall read as follows:

(kk) WKSI Status. As of November 15, 2022, the Company qualifies, and, as of December 23, 2022, the Company will qualify as a “well-known seasoned issuer” as that term is defined in Rule 405 under the Securities Act.

5.       The Securities Purchase Agreement shall be amended to include a new Section 4(n), which shall read as follows:

Registration of Shares After Initial Purchase.   No later than December 23, 2022, the Company shall file a Registration Statement with the Commission registering a number of shares of Common stock issuable upon conversion of all Notes and Warrants Shares issuable upon conversion or exercise of the Securities purchased in the Second Closing (the “Note Registration Statement”) equal to the number of shares of Common Stock that are to be reserved for issuance pursuant to Section 4(e) hereof. The Company shall promptly notify the Buyers via facsimile or by e-mail of the effectiveness of the Note Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission. The Company shall keep the Note Registration Statement continuously effective until the date on which the Securities are no longer outstanding;

6.       The Securities Purchase Agreement shall be amended to include a new Section 4(o), which shall read as follows:

Stockholder Approval and Proxy Statement.   No later than December 23, 2022, the Company shall obtain the approval of its stockholders and file an amendment to its certificate of incorporation such that the number of authorized and unissued shares of Common Stock is equal to 100% of the maximum number of Conversion Shares, 250% of the maximum number of Warrant Shares and 100% of the maximum number of shares of Common stock issuable upon conversion of all Notes or otherwise issuable to satisfy the Company's obligations to issue shares of Common Stock under (i) this Agreement, (ii) any outstanding shares of Series D Preferred Stock, (iii) any Warrants or (iv) any Notes.

7.       The Securities Purchase Agreement shall be amended to include a new Section 4(p), which shall read as follows:

Right to Additional Purchases.   From April 1, 2023 until June 30, 2023, Buyer shall have the right, but not the obligation, at any time from time to time, in its sole and absolute discretion to purchase from the Company additional shares of Preferred Stock (the “Additional Purchase Shares”) in an amount equal to such Buyer’s pro rata portion of $100,000,000 on the same terms and conditions as applicable to the purchase and sale of the Purchase Shares (each an “Additional Purchase” and collectively “Additional Purchases”). Buyer may exercise such right by the delivery of written notice to the Company, which notice shall include a statement that the Buyer is exercising its right to an Additional Purchase, the amount of Additional Purchase Shares to be purchased by such Buyer, and the date on which such purchase and sale shall occur (“Additional Purchase Closing”), which Additional Purchase Closing shall occur within five (5) days following such notice by such Buyer, or such other date mutually agreed upon by the Buyer and Company. The terms and conditions of any Additional Purchase shall be identical to the terms and conditions set forth in this Agreement applicable to the sale of the Purchase Shares. Further, upon each Additional Purchase, Buyer shall receive a proportional amount of warrants identical to the terms and conditions set forth in this Agreement (the “Additional Warrants”) including, without limitation, for every Additional Purchase Share purchased by a Buyer in the Additional Purchase, such Buyer shall receive Additional Warrants exercisable for 110% of shares of Common Stock at an exercise price equal to the Market Price as of the date of the Additional Purchase Closing and that each Additional Warrant will be in the form attached hereto as Exhibit A, provided that the Expiration Date (as defined in the Warrants) of the Additional Warrants shall be the fifth (5th) anniversary from the issuance date of such Additional Warrants. If Buyer elects to execute an Additional Purchase pursuant to this Section 4(p), the Company agrees and covenants that for a period of 30 days following the delivery of the Purchase Shares and Warrants issued in such Additional Purchase it will not effect a reverse stock split of the Common Stock unless a reverse split is required to maintain Nasdaq listing requirements.

8.       The Securities Purchase Agreement shall be amended to include a new Section 7(n), which shall read as follows:

 the Company shall have filed with the Commission a preliminary proxy statement relating to the stockholder approval and the amendment to the Company’s certificate of incorporation described in Section 4(o).

9.       The Securities Purchase Agreement shall be amended to include a new Section 7(o), which shall read as follows:

 with regard to the Purchase Date falling on January 24, 2023 and February 24, 2023, for the ten (10) Trading Days prior to such Purchase Date, the average Daily Trading Volume of the Common Stock is greater than Twenty Five Million Dollars ($25,000,000).

10.       The Securities Purchase Agreement shall be further amended such that references to the Purchase Date shall mean (i) with respect $45 million of the Commitment Amount, January 24, 2023 and (ii) with respect to another $45 million of the Commitment Amount, February 24, 2023; provided, however, that, upon delivery of a Purchase Notice by the Company to the Buyers which may or may not be exercised by the Company in its sole discretion, on each Purchase Date the Company shall issue and sell to the Buyers, and Buyers shall purchase from the Company, that number of Securities with an aggregate Purchase Price equal their pro rate portion of the Commitment Amount due on such Purchase Date; provided, further, that if the Company chooses not to deliver a Purchase Notice and purchase Securities with regard to any Purchase Date, then the Company shall not within ninety (90) days of such Purchase Date sell capital stock of the Company or securities convertible into capital stock of the Company to any Person other than the Buyers, except pursuant to an agreement or instrument that is outstanding as of the date of this Amendment.

11.       The Securities Purchase Agreement shall be further amended such that references to the Securities shall also be references to Notes, as appropriate:

12.       Exhibit A to the Securities Purchase Agreement shall be amended and restated as set forth in the attached Exhibit A to this Amendment.

13.       Exhibit B to the Securities Purchase Agreement shall be amended and restated as set forth in the attached Exhibit B to this Amendment.

14.       Except as modified by this Amendment, all other terms and conditions in the Securities Purchase Agreement shall remain in full force and effect and this Amendment shall be governed by all provisions thereof.

15.       This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

16.       This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Buyers and the Company has caused its signature page to this Amendment No. 3 to Securities Purchase Agreement to the be duly executed as of the date first written above.

COMPANY:
MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
Name:	David Michery
Title:	Chief Executive Officer

BUYERS:
Esousa Holdings, LLC

By:	/s/ Michael Wachs
Name:	Michael Wachs
Title:	Managing Member

Acuitas Capital, LLC

By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Chief Executive Officer

Davis-Rice Pty Limited

By:	/s/ Timothy Davis-Rice
Name:	Timothy Davis-Rice
Title:	Director

Digital Power Lending, LLC

By:	/s/ David J. Katzoff
Name:	David J. Katzoff
Title:	Manager

Jess Mogul

/s/ Jess Mogul

Jim Fallon

/s/ Jim Fallon

Michael Friedlander

/s/ Michael Friedlander

[Signature page to Amendment No. 3 to Securities Purchase Agreement]

EXHIBIT A

FORM OF WARRANT

Attached

EXHIBIT B

FORM OF PURCHASE NOTICE

TO: BUYERS LISTED BELOW

DATE: ____________________

We refer to the Securities Purchase Agreement, dated June 7, 2022 (the "Agreement"), entered into by and between Mullen Automotive Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby give you notice that we require you to purchase the Commitment Amount at the Purchase Price of $________ pursuant to the Agreement as set forth below:

Name of Buyer	Shares of Series D Preferred Stock[1]	Warrants to purchase Common Stock[2]	Purchase Price
Esousa Holdings, LLC			$33,381,818.00
Acuitas Capital, LLC			$32,727,273.00
Davis-Rice Pty Limited			$16,363,635.00
Digital Power Lending, LLC			$4,909,091.00
Jess Mogul			$1,636,365.00
Jim Fallon			$818,182.00
Michael Friedlander			$163,636.00
TOTAL			$90,000,000.00

1. The terms of the Series D Preferred Stock are set forth in the Certificate of Designation.

2. For no additional consideration, for every Purchase Share purchased by Buyer under the terms of the Agreement Buyer shall receive Warrants exercisable for 185% of shares of Common Stock at an exercise price of $______ per share.

The Warrants may be exercised, in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, the Buyer may elect to redeem the Warrants pursuant to the following formula:

Net Number = (A x B)/C

For purposes of the foregoing formula:

A= the total number of shares with respect to which the applicable Warrant is then being exercised.

B= Black Scholes Value (as defined in the applicable Warrant).

C= the Closing Bid Price of the Common Stock as of two (2) Trading Days prior to the time of such exercise (as such Closing Bid Price is defined in the applicable Warrant), but in any event not less than a floor price of $0.10, which floor price, for the avoidance of doubt, shall not be adjusted for stock dividends, subdivisions, or combinations.

We certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

MULLEN AUTOMOTIVE INC.

By:
Name:
Title:

EXHIBIT E

SECOND PURCHASE AMOUNTS

Name of Buyer	Purchase Price
Esousa Holdings, LLC	$55,636,363.00
Acuitas Capital, LLC	$54,545,456.00
Davis-Rice Pty Limited	$27,272,726.00
Digital Power Lending, LLC	$8,181,819.00
Jess Mogul	$2,727,274.00
Jim Fallon	$1,363,637.00
Michael Friedlander	$272,725.00
TOTAL	$150,000,000.00

EXHIBIT F

FORM OF NOTE

Attached